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                                                                      Exhibit 21

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 27, 2000


                                                              Jurisdiction of
Name                                                           Incorporation
----                                                          ---------------
Clinical-Management Systems, Inc.                             Georgia
Diabetes Management Services, Inc.                            South Carolina
Diabetes Acquisition, Inc.                                    Georgia
  Gainor Medical Acquisition Company                          Georgia
  Diabetes Management Solutions, Inc.                         Delaware
  Diabetes Self Care, Inc.                                    Virginia
  Gainor Medical North America, L.L.C.                        Georgia
  Gainor Medical Europe Limited                               United Kingdom
  Gainor Medical International, L.L.C.                        Georgia
  "David" Achtundsechzigste Beteiligungs und
     Verwaltungsgesellschaft GmbH ("David 68")                Germany (LLC)
  Hans M.W. Spreth GmbH                                       Germany (LLC)
  EU Medical GmbH                                             Germany (LLC)
  "David" Einundsiebsechzigste Beteiligungs und
     Verwaltungsgesellschaft GmbH ("David 71")                Germany (LLC)
  Dia Real Diabetesservice Kommanditgesellschaft              Germany (LLC)
  *Gainor Medical Direct, L.L.C.                              Georgia
**Matria Canada, Inc.                                         New Brunswick
Matria of New York, Inc.                                      New York
Matria Healthcare Puerto Rico, Inc.                           Puerto Rico
National Reproductive Medical Centers, Inc.                   Delaware
  Infertility Management Services, Inc.                       Delaware
  Pacific Fertility Centers of California, Inc.               California
  Pacific Fertility Parenting Center, Inc.                    California
  Pacific Fertility Medical Group, Inc.                       California
*Perinatal Services Nederland B.V.                            Nederlands
Quality Diagnostic Services, Inc.                             Delaware
*Shared Care, Inc.                                            Georgia


  *Inactive
  **In process of withdrawal

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. and Matria Healthcare Puerto Rico, Inc., both in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.